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As filed with the Securities and Exchange Commission on December 13, 2001

Registration No. 333-[      ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERLAND DATA, INC.
(Exact Name of Registrant as Specified in its Charter)

California	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
8975 Balboa Avenue San Diego, California	92123-1599
(Address of Principal Executive Offices)	(Zip Code)

OVERLAND DATA, INC.
First Amendment to 2000 Stock Option Plan
2001 Supplemental Stock Option Plan
(Full Title of the Plans)

Christopher Calisi
President & Chief Executive Officer
Overland Data, Inc.
8975 Balboa Avenue
San Diego, CA 92123-1599
(Name and Address of Agent For Service)

858/571-5555
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Carlos D. Heredia, Esq.
Morrison & Foerster LLP
3811 Valley Centre Drive, Suite 500
San Diego, CA 92130-2332

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share*	Proposed maximum aggregate offering price*	Amount of registration fee*

2000 Stock Option Plan Common Stock	1,000,000 shares	$8.55	$8,550,000	$2,043.45

2001 Supplemental Stock Option Plan Common Stock	175,000 shares	$8.55	$1,496,250	$357.60

*
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average high and low price per share of the Common Stock of Overland Data, Inc. reported on the Nasdaq National Market on December 7, 2001.

  Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

    Overland Data, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes audited financial statements for the Registrant's latest fiscal year.

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the SEC on November 14, 2001, pursuant to Section 13(a) of the Exchange Act.

  (c)
  The Registrant's Current Report on Form 8-K filed with the SEC on July 2, 2001.

  (d)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on January 29, 1997, including any amendment or report filed for the purpose of updating such description.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

    Not Applicable.

Item 5. Interests of Named Experts and Counsel

    Not Applicable.

Item 6. Indemnification of Director and Officers

    Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California Corporations Code permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

    The Registrant's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the California Corporations Code and authorize the indemnification by the Registrant of other officers, employees and other agents as set forth in the California Corporations Code. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Articles of Incorporation and Bylaws.

Item 7. Exemption from Registration Claimed

    Not applicable.

Item 8. Exhibits

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
99.1	First Amendment to 2000 Stock Option Plan.
99.2	2001 Supplemental Stock Option Plan.

Item 9. Undertakings

    A.  The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

    B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 13, 2001.

OVERLAND DATA, INC.
By:	/s/ Christopher Calisi Christopher Calisi President and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

    Each person whose signature appears below constitutes and appoints Christopher Calisi and Vernon A. LoForti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher Calisi Christopher Calisi	President and Chief Executive Officer	December 13, 2001
/s/ Vernon A. LoForti Vernon A. LoForti	Vice President, Chief Financial Officer and Secretary	December 13, 2001
/s/ Robert A. Degan Robert A. Degan	Director	December 13, 2001
/s/ Martin D. Gray Martin D. Gray	Director	December 13, 2001
/s/ Scott McClendon Scott McClendon	Director	December 13, 2001
/s/ Peter Preuss Peter Preuss	Director	December 13, 2001
/s/ John A. Shane John A. Shane	Director	December 13, 2001

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
99.1	First Amendment to 2000 Stock Option Plan.
99.2	2001 Supplemental Stock Option Plan.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Director and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY AND ADDITIONAL SIGNATURES
INDEX TO EXHIBITS